Exhibit 10.1
LEASE AGREEMENT
Between
Rushmore Cedar L.L.C.
as Lessor
and
DLORAH, INC.
d/b/a NATIONAL AMERICAN UNIVERSITY
as Lessee
Dated as of August                     , 2011

BASIC LEASE INFORMATION

Lease Date:	For identification purposes only, the date of this Lease is August _____, 2011.

Lessor:	Rushmore Cedar L.L.C., an Iowa limited liability company

Lessee:	Dlorah, Inc., d/b/a National American University, a South Dakota corporation

Building:	A 2 story office building containing approximately 94,371 rentable square feet

Building Address:	5301 S. Highway 16, Rapid City, South Dakota 57701

Premises:	Lot One (1) of IGT Subdivision, City of Rapid City; as shown by the Plat recorded in Book 34 of Plats on Page 110 in the office of the Register of Deeds, Pennington County, South Dakota

Term:	Twenty (20) years with two (2) options to renew for successive periods of five (5) years each

Commencement Date:	Earlier of November 1, 2011 or completion of Lessee Improvements under Section 2.03 of Lease

Expiration Date:	Twenty (20) years from Commencement Date

Base Rent:	Initially $1,038,081.00 per annum ($11.00 per square foot) during the first year of the Lease Term, subject to 2% per year increases as shown on the attached Schedule B. Base Rent during the Extension Period shall be as agreed by Lessor and Lessee.

Lessee’s Share:	Triple Net Lease for entire Premises

Lessor’s Address for Notice Purposes:	Rushmore Cedar L.L.C.
c/o Mike Frantz
1443 Woodhill Drive
Northbrook, IL 60062

With copies to:

Rushmore Cedar L.L.C.
Attn: Kyle Galloway
McGladrey & Pullen, LLP
125 S. Dubuque Street, Suite 400
Iowa City, IA 52240

Lessee’s Address for Notice Purposes:	Dlorah, Inc., d/b/a National American University
ATTN: Business Office
5301 S. Highway 16, Suite 200
Rapid City, SD 57701

With copies to:

Dlorah, Inc., d/b/a National American University
ATTN: General Counsel
5301 S. Highway 16, Suite 200
Rapid City, SD 57701

Exhibits

Schedule A:	Legal Description

Schedule B:	Rent — Initial Term

Schedule C:	Commencement Date Form

Schedule D:	Sign Drawings

2

LEASE AGREEMENT
THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of the as of the date of the last signature hereon by and between RUSHMORE CEDAR L.L.C., an Iowa limited liability company (“Lessor”), and DLORAH, INC., d/b/a NATIONAL AMERICAN UNIVERSITY, a South Dakota corporation (herein, together with permitted successors and assigns, called “Lessee”).
ARTICLE I
Section 1.01. Lease of Premises. (a) For and in consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the exclusive use of the real estate, and improvements thereto, including a building of approximately 94,371 square feet rentable space, described in Schedule “A” attached hereto and made a part hereof having an address of 5301 S. Highway 16, Rapid City, South Dakota 57701. The Real Estate and the Improvements thereon are collectively referred to herein as the “Premises.”
Section 1.02. Condition of Premises. The Premises are leased to Lessee in their present condition and “as-is” condition without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, the existing state and quality of the Premises, any state of facts that an accurate survey or physical inspection of the Premises might show, all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, now or hereafter in effect. Within thirty (30) days of the execution of this Lease by both Lessor and Lessee, Lessor shall at Lessor’s expense have the equipment necessary to operate the building inspected by a qualified inspector and provide the report including an itemized list of the equipment to Lessee. Lessee shall have thirty (30) days from receipt of said report to determine whether Lessee is satisfied with the condition of the equipment as set forth in said report. In the event that Lessee is not satisfied with the condition of the equipment, Lessee may terminate this Lease with written notice to Lessor within thirty (30) days of receipt of said written inspection report.
Section 1.03. Use. Lessee may use the Premises or cause it to be used only for Permitted Uses. “Permitted Uses” are defined as all uses permitted by law, the certificate of occupancy and regulations of the applicable local planning, building and other agencies. Lessee shall not use the Premises for any other purpose without the prior written consent of Lessor, which consent may be withheld in its absolute discretion. Without limiting the generality of the foregoing, Lessor may condition or withhold such consent if the proposed use will significantly alter the character or purpose or detract or diminish the value or operating efficiency of the Premises, significantly impair the revenue-producing capability of the Premises, adversely affect the ability of Lessee to comply with this Lease, increase the use, handling, generation, storage, transportation or disposal of any Hazardous Materials or constitute a public or private nuisance.
[Execution Page Of Lease Agreement]

Section 1.04. Term and Possession.
(a) The term of this Lease (the “Initial Term”) will commence on the “Commencement Date” which shall be the earlier of November 1, 2011, or completion of Lessee Improvements under Section 2.03 herein and end twenty (20) years thereafter at midnight (the “Expiration Date”), or such earlier date as this Lease is terminated pursuant to its terms or by law. Lessee will have two (2) options to extend the Lease Term each for a successive period of five (5) years (the “Extension Term”, and together with the Initial Term may be referred to herein as the “Lease Term”) provided an Event of Default does not exist as of the date of exercise of the extension option and as of commencement date of the applicable Extension Term. The extension option will be exercisable by written notice to Lessor given at least nine (9) months prior to the Expiration Date of the Initial Term or the expiration of the preceding Extension Term, as the case may be. The extension of the Lease Term shall be on the same covenants, agreements, provisions, and conditions as set forth in the Lease for the Initial Term, other than as expressly set forth herein. The rent during the extension option term shall be at fair market rental rates as mutually agreed to by Lessor and Lessee.
(b) Once the actual Commencement Date is determined, the parties will execute the Commencement Date Form as attached as Schedule C.
Section 1.05. Rent.
(a) Base Rent. Commencing on the Commencement Date, Lessee shall pay to Lessor Base Rent as set forth in Schedule B attached hereto (“Base Rent”).
(b) Payment of Rent. (i) Lessee will pay to Lessor Base Rent and real estate taxes as set forth in Section 1.2 at the principal office of Lessor, or at such other place or to such agent as Lessor from time to time may designate by written notice to Lessee given not later than the first day of the month for the following and subsequent months. Base Rent shall be payable in equal monthly installments, in advance, on the first day of each calendar month, and shall be prorated for any partial months. Lessee shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Base Rent and other amounts under this Lease, without notice or demand., and without setoff, counterclaim, abatement, suspension, deduction or defense except as otherwise provided for in this Lease.
(c) Net Lease. This Lease is what is commonly called a “triple net lease,” it being understood that Lessor shall receive the Base Rent and Real Estate Taxes free and clear of any and all Taxes, other Impositions, liens, charges, or expenses of any nature whatsoever incurred in connection with the ownership and operation of the Premises. During the Lease Term, Lessee shall pay all costs and expenses related to the real estate and improvements thereon including but not limited to the following:
(i) Real Estate Taxes under Section 1.2 herein.
(ii) Maintenance Expenses under Section 2.01 herein.
(iii) Alteration Expenses under Section 2.02 herein.
(iv) Utilities under Section 1.4 herein.
(v) Insurance Costs under Article XI herein.

(d) Late Payments and Interest. If any installment of Rent or other amount due is not received by Lessor (i) within five (5) days after such payment is due (regardless of any notice provisions contained in this Lease), Lessee shall pay Lessor a late charge equal to 5% of the amount so delinquent, notwithstanding the date on which such payment is actually paid to Lessor, and (ii) within 30 days after such payment is due (regardless of any notice provisions contained in this Lease), then in addition to the late charge Lessee shall pay Lessor interest on such amount from the date on which it was originally due until the date it is actually paid at a per annum rate equal to the lesser of (y) 12% and (z) the maximum rate permitted by applicable law. The foregoing amounts are intended as stipulated compensation for the additional costs and expenses incurred by Lessor because of such late payment and not as a penalty. Notwithstanding anything in this Section to the contrary, Lessor agrees that it shall only impose the interest or the late payment charge on delinquent amounts if Lessee fails to make timely payment of Rent on more than 1 occasion in any 12 month period.
(e) TAXES AND UTILITIES, REAL ESTATE ASSOCIATION FEES
1.2 Payment of Taxes. Lessee shall pay to Lessor the Taxes (as defined in Section 1.2.1 — 1.2.4) applicable to and due for the Premises during the Lease Term. Lessor shall provide Lessee with copies of any tax bills applicable to the Premises promptly after receipt of such bills.
During the Lease Term, Lessee shall pay to Lessor, monthly in advance, an amount equal to one-twelfth (1/12th) of the Taxes for the current tax year, as reasonably estimated by Lessor (“Estimated Tax Deposit”). If the actual amount of Taxes with respect to any tax year is less than the total amount of Lessee’s Estimated Tax Deposit paid by Lessee for the tax year, the excess shall be credited against Lessee’s Estimated Tax Deposit due for the succeeding tax year. If the Lease term has expired or been terminated and Lessee is not then in default, Lessor shall refund the amount of such overpayment to Lessee. If the actual amount of Taxes for any tax year exceeds the total amount of Lessee’s Estimated Tax Deposit paid by Lessee for the tax year, Lessee shall, upon receipt of invoices from Lessor, pay the difference between the actual amount paid by Lessee and the actual amount of Taxes. Lessee shall pay Lessor the deficit within ten (10) days after receipt of such notice. Lessor shall have the right, from time to time, during the Lease term to notify Lessee in writing of any adjustments in the amount of the taxes and assessments payable by Lessee and thereafter Lessee shall make its payment accordingly without notice or demand. For the calendar year in which this Lease commences and terminates, the provisions of this Section shall apply, and Lessee’s liability for such years shall be subject to a pro rata adjustment based on the number of days of said calendar years during which the term of this Lease is in effect. Lessee’s obligation for additional rent under this Section through the Termination Date shall survive the expiration of the term of this Lease for tax obligations which are due prior to the Termination Date.
Definition of “Taxes”. As used herein, the term “Taxes” shall include:
1.2.1 any form of real estate tax or assessment, ad valorem tax or gross receipts tax, imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, on, against or with respect to the Premises, this Lease, any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part;
1.2.2 any tax, fee, levy, assessment, penalty, interest or other charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge hereinabove included within this definition of Taxes, or (ii) any tax or increase in any tax which is imposed as a result of a transfer, either partial or total, of Lessor’s interest in the Premises to Lessee, or (iii) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof; and
1.2.3 all inspection fees, taxes, bonds, permits, certificates, assessments and sales, use, property or other taxes except as provided for in section 1.2.5 herein, fees or tolls of any nature whatsoever (together with any related interest or penalties) hereafter imposed against Lessor or Lessee by any federal, state, county or local governmental authority upon or with respect to the Premises or the use thereof or upon the possession, leasing, use, operation or other disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease; and

1.2.4 all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Lessee contained in the Premises or elsewhere, which Lessee shall cause to be separately assessed and billed directly to Lessee.
1.2.5 “Taxes” shall not include any general income taxes, inheritance taxes, and estate taxes imposed upon Lessor.
1.3 Lessee’s Right to Contest Taxes.
1.3.1 Lessee shall have the right, at its sole cost and expense, to contest the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Lessee after the time limit for the payment of any Taxes unless Lessee shall (i) pay the amount involved under protest; (ii) procure and maintain a stay of all proceedings to enforce any collection of any Taxes, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay; or (iii) deposit with Lessor, as security for the performance by Lessee of its obligations hereunder with respect to such Taxes, 150% of such contested amount or such other reasonable security as may be demanded by Lessor to insure payment of such contested Taxes and all penalties, interest, costs and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, Lessee shall pay the amount of such Taxes or part thereof, as finally determined in such proceedings, together with any costs, fees (including all reasonable attorneys’ fees and expenses), penalties or other liabilities in connection therewith; provided, however, that if Lessee has deposited cash or cash equivalents with Lessor as security under clause (iii) above, then, so long as no default exists under this Lease, Lessor shall arrange to pay such Taxes (or part thereof) together with the applicable costs, fees and liabilities as described above out of such cash or cash equivalents and return any unused balance, if any, to Lessee. Otherwise, Lessor shall return to Lessee all amounts, if any, held by or on behalf of Lessor which were deposited by Lessee in accordance with such clause (iii).
1.3.2 Lessee shall have the right, at its cost and expense, to seek a reduction in the valuation of the Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Lessee is not in default hereunder, Lessee shall be authorized to retain any tax refund of any tax paid by Lessee.
1.3.3 Lessor agrees that whenever Lessor’s cooperation is required in any proceeding brought by Lessee to contest any tax, Lessor will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Lessor. Lessee shall pay, indemnify and save Lessor harmless of and from, any and all liabilities, losses, judgments, decrees, costs and expenses (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Lessee shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Lessor to the risk of any civil liability or the risk of any criminal liability.
1.4 Payment of Utilities. Lessee shall pay to the utility companies or other parties entitled to payment the cost of all water, heat, air conditioning, gas, electricity, telephone, and other utilities and services provided to or for the Premises, including, without limitation, connection fees and taxes thereon.

1.5 Interruption in Utility Service. Lessor shall not be liable in damages or otherwise for any failure or interruption of any utility or other service being furnished to the Premises, and no such failure or interruption shall entitle Lessee to any abatement of, set off or reduction in the amounts payable to Lessor hereunder or otherwise entitle Lessee to terminate this Lease. Lessor shall not take any action which prevents or interrupt utility service to the Premises.
Section 1.06. Quiet Enjoyment. Lessor covenants that Lessee, upon paying the Base Rent and other sums payable hereunder and performing and complying with all the terms hereof, shall, subject to the terms of this Lease, lawfully, peaceably and quietly hold, occupy, possess and enjoy the Premises during the term of this Lease, without hindrance or molestation by Lessor or others claiming through Lessor.
ARTICLE II
Section 2.01. Maintenance and Repair.
(a) Lessee’s Obligations. Lessee shall, at its sole cost and expense, maintain in good repair, order, and serviceable condition the Premises and every part thereof, including, without limitation all structural elements; the roof and all roof elements; all plumbing, ventilation, heating, air conditioning, and electrical systems and equipment in, on, or exclusively serving, the Premises; and all windows, doors, storefronts, plate glass, interior walls, and ceilings which are part of the Premises. Lessee shall not make any claim or demand upon or bring any action against Lessor for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof.
(b) Lessor’s Obligations. Lessor warrants that it is not aware, to the best of its knowledge, of any latent or obvious defect or failure, structural or non-structural, on the Premises. Lessor has no obligation to repair and maintain the Premises, nor any improvements or equipment thereon, whether interior or exterior, structural or nonstructural, ordinary or extraordinary. Lessee expressly waives the benefit of any statute or law now or hereafter in effect which would otherwise afford Lessee the right to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition, and repair, or the right to repair and offset the cost related thereto against rent.
(c) Lessor’s Rights. If Lessee refuses or neglects to make repairs or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Lessor, without prejudice to any other remedy Lessor may have hereunder, upon giving Lessee 30 days prior written notice, Lessor shall have the right to enter the Premises and perform such maintenance or make such repairs on behalf of and for the account of Lessee. In the event Lessor so elects, Lessee shall pay the cost of such repairs, maintenance, or replacements within 30 days following receipt of a bill therefor. Lessee agrees to permit Lessor or its agent to enter the Premises, upon reasonable prior written notice by Lessor, during normal business hours for the purpose of inspecting the Premises. Lessee will not be responsible for any inspection fees associated with any inspections of the Premises by or on behalf of Lessor.
Section 2.02. Alterations.
(a) Consent to Alterations. Subject to the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lessee may, at its sole cost and expense, make alterations, replacements, additions, changes, and improvements (collectively referred to in this Article as “Alterations”) to the Premises as it may find necessary or convenient for its purposes, but only after giving Lessor written notice thereof, together with copies of all architectural plans and specifications relating to any such Alteration. Notwithstanding the foregoing, Lessor’s consent with respect to any structural Alterations to the Premises, including the foundations, structural walls, roof, roof membrane, utilities and/or building systems, may be conditioned upon Lessee’s removing any such Alterations upon the expiration or termination of the Lease Term and restoring the Premises to the condition which existed on the date Lessee took possession, subject to normal wear and tear. Notwithstanding anything to contrary in this Section 2.02(a), Lessee’s notice to Lessor and Lessor consent are only required for alterations that the cost of said alteration exceeds $100,000.00.

(b) Removal of Alterations. All Alterations made on the Premises except for Lessee’s trade fixtures shall become the property of Lessor at the expiration or termination of the Lease Term and shall be surrendered with the Premises.
(c) Alterations Required by Law. Lessee shall, at its sole cost and expense, make any Alteration, structural or otherwise, to or on the Premises, or any part thereof, which may be necessary or required by reason of any law, rule, regulation, or order promulgated by competent government authority.
(d) General Conditions Relating to Alterations. Any Alteration shall be subject to the following conditions:
(i) No Alteration shall be undertaken until Lessee shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.
(ii) Any Alteration involving an estimated cost of more than $100,000 shall be conducted under the supervision of a licensed architect or engineer selected by Lessee and satisfactory to Lessor, and shall be made in accordance with detailed plans and specifications and cost estimates prepared by such architect or engineer and approved in writing in advance by Lessor.
(iii) Any Alteration shall be made promptly and in a good workmanlike manner, by properly qualified and licensed personnel, and in compliance with all applicable permits and authorizations and building and zoning laws and all laws, and in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Premises.
(iv) No Alteration shall tie-in or connect the Premises or any improvements thereon with any property outside the Premises without the prior written consent of Lessor.
(iv) No Alteration shall reduce the value of the Premises or impair the structural integrity of any building comprising a part of the Premises.
(v) Liens. In connection with Alterations or otherwise, Lessee shall do all things necessary to prevent the filing of any liens or encumbrances against the Premises, or any part thereof, or upon any interest of Lessor or any mortgagee, by reason of labor, services or materials supplied or claimed to have been supplied to Lessee, or anyone holding the Premises, or any part thereof, through or under Lessee. If any such lien or encumbrance shall at any time be filed against all or any portion of the Premises, Lessee shall either cause same to be discharged of record within 30 days after the date of filing of same or, if Lessee in good faith determines that such lien should be contested, Lessee shall either (i) bond over such lien in accordance with applicable law, or (ii) furnish such security as Lessor shall, in its sole discretion, determine to be necessary and/or required to prevent any foreclosure proceedings against all or any portion of the Premises during the pendency of such contest. If Lessee shall fail to discharge or bond over such lien or encumbrance or fail to furnish such security within such period, then, in addition to any other right or remedy of Lessor resulting from said default of Lessee, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law, and Lessee agrees to reimburse Lessor within 5 days after demand for all costs, expenses, and other sums of money spent in connection therewith.

(e) Lessor under Section 2.03 below will not increase the Base Rent during the term of this Lease and any extensions thereof. In addition, in the event that Lessee constructs, at its sole cost, an approved Alteration which increases the rentable square footage of the Premises by 4,600 square feet or less, Lessor will not have the right to increase the Base Rent during the term of this Lease and any extensions thereof. Lessee shall not have the right to increase the rentable square footage of the Premises by more than 4,600 square feet without first reaching an agreement with Lessor as to whether there will be an increase in the Base Rent to account for the additional rentable square footage and if so, the amount and term of said increase. For purposes of this paragraph, “rentable square footage” refers to the usable interior space of the buildings on the Premises.
Section 2.03. Leasehold Improvements.
Notwithstanding anything to the contrary in this Lease, Lessee shall be permitted to construct a campus facility in the current warehouse located in the Premises, remodel and renovate the offices within the Premises previously occupied by I.G.T. and construct additional parking spaces on the Premises. Lessor will provide Lessee with access to the Premises for purposes of constructing such improvements upon execution of this Lease Agreement. If Lessee wishes to make these improvements, Lessee shall first present to Lessor the following:
(i) detailed plans and specifications for the work, (ii) names and addresses of contractors (“Contractors”) and subcontractors (“Subcontractors”), (iii) evidence of the public liability and property damage insurance carried by each of Lessee’s Contractors and Subcontractors, (iv) copies of contracts with each of Lessee’s Contractors and Subcontractors which shall provide, among other things, that no changes, amendments, extras or additional work costing in excess of $50,000.00 are permitted without the consent of Lessor, and (v) reports from engineers acceptable to Lessor stating that the work will not in any way adversely affect the structural or mechanical systems in the Premises, such as, but not limited to, the heating, ventilating, air conditioning or electrical system.
Lessee’s right to make the above-described improvements is conditioned upon Lessor’s consent which consent shall not be unreasonably withheld. If Lessor shall give its consent, such consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of such work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner. Lessee shall pay when due all claims for labor or materials furnished to or for such alterations, improvements or additions. Lessee shall give to Lessor not less than 10 days’ written notice prior to the commencement of any work in or about the Premises. If Lessee shall, in good faith, contest the validity of any lien, claim or demand, Lessee shall, at its sole cost and expense, defend itself and Lessor against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the Premises, upon the condition that, if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect thereof. All alterations, improvements or additions which may be made in or about the Premises shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the term hereof. Notwithstanding the foregoing sentence, Lessee’s furniture, trade fixtures, equipment, merchandise and other personal property, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises shall remain the property of Lessee and shall be removed by Lessee on the last day of the term hereof, or on any sooner termination.
Any and all work performed under this Section 2.03 shall be performed in a good and workmanlike manner.

Lessee shall notify Lessor when Lessee’s leasehold improvements made pursuant to this Section 2.03 have been completed, and Lessor shall promptly inspect the improvements and if the improvements have been completed, provide Lessee a statement confirming that the improvements are completed.
When the improvements are completed, Lessee shall also provide Lessor documentation, including mechanic’s lien waivers that confirm that Lessee has paid any and all bills and costs associated with construction of the improvements. Within 30 days of completion of the improvements and receipt by Lessor of confirmation that all bills and costs of the leasehold improvements have been paid by Lessee, Lessor shall pay Lessee the cost of the improvements (including up to 160 parking spaces) or $2,000,000.00, whichever is less. Additional parking spaces may be built at Lessee’s expense.
If construction of the improvements under this Section 2.03 is not commenced by the fifth anniversary of the Commencement Date of the Lease, the rights and obligations under this Section 2.03 shall terminate.
Section 2.04. Encumbrances. If all or any part of the any improvements, structures or alterations constructed for or on behalf of Lessee shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions affecting the Premises or any part thereof, or shall hinder, obstruct or impair any easement or right-of-way to which the Premises are subject, then, promptly after written request of Lessor (unless such encroachment, violation, hindrance, obstruction or impairment is not material) or of any person so affected, Lessee shall, at its expense, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom or (b) if Lessor consents thereto, make such changes, including alteration or removal, to the improvement, structure or alteration and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments.
Section 2.05. Compliance with Covenants and Laws. Lessee agrees that it will comply with and cause the Premises to comply with and shall assume all obligations and liabilities with respect to (i) all material covenants, conditions, reservations, agreements, easements or restrictions to which the Premises may be subject on the Commencement Date or which may be imposed after said date which are consented to in writing by Lessee, and (ii) all laws, ordinances and regulations and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, whether or not presently contemplated applicable to the Premises or the ownership, operation, use or possession thereof.
Section 2.06. No Third-party Claims Against Lessor. Nothing contained in this Lease shall constitute the consent or request of Lessor, express or implied, by inference or otherwise, to any person, firm or entity for the performance of any labor or the furnishing of any materials or other property in respect of the Premises or any part thereof, or as giving Lessee any authority to contract for or permit the rendering of any services or the furnishing of any materials or other property with the intent of making of any claim against Lessor. NOTICE IS HEREBY GIVEN THAT LESSOR WILL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING AN INTEREST IN THE PREMISES (OR ANY PART THEREOF) THROUGH OR UNDER LESSEE, AND THAT NO CONSTRUCTION, MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN THE PREMISES.

Section 2.07. Signage. Except with respect to such lettering, signs, or advertisements of Lessee in place as of the Commencement Date or approved by Lessor prior to the Commencement Date, Lessee shall not display or erect any lettering, sign or advertisement if the same can be seen from outside of the Premises (any of which shall be considered a “Sign” for purposes of this Lease), without the prior written approval of Lessor in each instance, which approval will not be unreasonably withheld or delayed; provided, however, Lessee may, at its own cost, install signage on the building and the lighted monument sign located due east of the Building located on the Land, as depicted in Schedule D. All Signs must, at all times, conform with all applicable legal requirements, including building and zoning codes. Lessee shall, at its sole cost and expense, install, insure, operate and maintain its Signs in good order, condition, appearance and repair. All Signs installed by or on behalf of Lessee shall, on or before the Expiration Date, be removed by Lessee, at Lessee’s expense. Lessee shall promptly repair any damage resulting from such removal.
ARTICLE III
Section 3.01. Removal of Equipment. Except as otherwise provided for in this Lease, Lessee may remove its machinery, equipment, furniture, furnishings and other personal property installed by Lessee. Any of Lessee’s Equipment not removed by Lessee prior to the expiration of the Lease or earlier termination shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee. Lessee shall pay Lessor upon demand all reasonable costs and expenses incurred by Lessor in removing, storing and disposing of same. Lessee will repair at its expense all damage to the Premises necessarily caused by the removal of Lessee’s Equipment, whether effected by Lessee or by Lessor. All of Lessor’s existing equipment used in the maintenance of the Premises (and as itemized in the report required by section 1.02 herein) will be made available to Lessee to use at no charge. Lessee will care for and maintain such equipment. Any replacement of such equipment will be purchased by and will be property of Lessee. Notwithstanding anything to the contrary herein, all alterations, improvements, additions and equipment affixed to the Premises which may be made in or about the Premises shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the term hereof.
ARTICLE IV
Section 4.01. Restriction on Transfers. Lessee covenants and agrees for Lessee and its successors, assigns and legal representatives that neither this Lease nor the Lease Term and estate hereby granted, nor any part hereof or thereof, will be assigned or mortgaged, pledged or encumbered by Lessee or otherwise transferred (whether voluntarily, involuntarily, by operation of law, or otherwise) or for any purpose other than as set forth herein, without the prior written consent of Lessor in every case (a “Transfer”), except in accordance with this Section. A Transfer shall be deemed to include any transfer, assignment or encumbrance of the controlling interests in Lessee, whether occurring by reason of one transaction or cumulatively in any two (2) or more transactions; provided, however, a Transfer shall not be deemed to occur solely as a result of the death of any natural person or the transfer of any interest to a trust for estate planning purposes without the release of the Lessee.
If the Transfer involves an assignment of this Lease, the assignee shall execute and deliver to Lessor an agreement in form and substance in all respects reasonably satisfactory to Lessor whereby such assignee assumes and agrees to be bound by and perform all of the obligations of Lessee under this Lease.
Section 4.02. Information About Proposed Transferee. Notwithstanding anything contained in Section 4.01, in the event Lessee wishes to assign or otherwise make a Transfer of this Lease, Lessee shall first notify Lessor of the name of the proposed transferee and of the material terms, provisions and conditions contained in the proposed Transfer, and shall provide Lessor with such information as to the proposed transferee’s financial condition, business experience and standing as Lessor may reasonably require.

Section 4.03. Terms Relating to Consent. Lessor shall have the reasonable discretion to withhold or condition its consent to any proposed Transfer unless the following conditions are met:
(a) the proposed transferee is of a financial standing which in Lessor’s reasonable judgment will allow such proposed transferee to meet its obligations under this Lease as they become due;
(b) the Premises will be used by such transferee for a Permitted Use;
(c) there shall be no material default by Lessee which has not been cured within any (if any) applicable cure period under any of the terms, covenants and conditions of this Lease at the time that Lessor’s consent to any such Transfer is requested or on the effective date of the Transfer;
(d) Lessee shall reimburse Lessor for its actual reasonable expenses that may be incurred by Lessor in connection with the proposed Transfer, including (without limitation) the costs of making investigations as to the acceptability of a proposed transferee and all legal expenses incurred in connection with the granting of any requested consent to the Transfer. Upon request of Lessee, Lessor shall provide backup documentation for any such expense; and
(e) any request for an assignment of this Lease shall be accompanied by the proposed instrument of assignment and the assignment document will provide that the assignee cannot further transfer its interest without complying with the transfer requirements of this Lease.
Section 4.04. Subleases. Lessee may sublease the Premises to one or more sublessees without the consent of Lessor, provided the sublease is subordinate to this Lease and to the Fee Mortgagee, and the sublessee does not require a nondisturbance agreement with Lessor. “Fee Mortgage” means any mortgage, deed of trust or similar instrument encumbering real property to secure an obligation made by Lessor which is at any time a lien on Lessor’s interest in the Premises, the beneficiary of which is referred to herein as “Fee Mortgagee.” All subleases shall expressly be made subject to the provisions of this Lease. Any sublease of all or a portion of the Premises shall specifically state that it is subject and subordinate to the terms and conditions of this Lease and to the Fee Mortgage, that it shall be limited by the provisions hereof and that the lessee thereunder shall not have any other or further rights than Lessee has under this Lease. No sublease shall extend for any period longer than the term of this Lease.
Section 4.05. Effect of Transfer. No assignment, Transfer or sublease shall release Lessee from liability hereunder or affect or reduce any obligations of Lessee named herein or of any other Lessee assuming this Lease or affect or reduce the rights of Lessor hereunder. All obligations of Lessee named herein and of any other Lessee assuming this Lease shall continue in full effect as the joint and several obligations of a principal and not of a guarantor or surety, as though no assignment, Transfer or sublease had been made. In connection therewith, Lessee named herein and each succeeding Lessee assuming this Lease agrees that the joint and several liability of each hereunder shall continue in full force and effect and shall not be terminated or affected by any action which Lessor may take or fail to take against any Lessee hereunder or by reason of any waiver of, or failure to enforce, any rights or remedies reserved to Lessor, or otherwise.
Section 4.06. Collection of Rent. If Lessee’s interest in this Lease is assigned, whether or not in violation of the provisions hereof, Lessor may collect Base Rent and other amounts payable by Lessee to Lessor from the assignee. If the Premises is sublet to, or occupied by, or used by, any person other than Lessee, whether or not in violation hereof, Lessor after default by Lessee under this Lease, may collect Base Rent and other amounts payable by Lessee to Lessor from the sublessee, user or occupant. In either case, no such assignment, sublease or collection shall affect Lessee’s obligations hereunder, and Lessor shall apply the net amount collected to the Base Rent and other obligations of Lessee reserved in this Lease in such order as Lessor elects.

ARTICLE V
Section 5.01. No Termination or Abatement of Rent. Except as otherwise expressly provided in the Lease, this Lease shall not terminate, nor shall Lessee have any right to terminate this Lease or be entitled to the abatement of any rent or any reduction thereof, nor shall the obligations hereunder of Lessee be otherwise affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause, (ii) the taking of the Premises or any portion thereof by condemnation or otherwise, (iii) the prohibition, limitation or restriction of Lessee’s use of Premises, or interference with such use by any private person or corporation, or by reason of any eviction by paramount title or otherwise, (iv) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Lessor in any such proceeding or by any court in any such proceeding, or (v) for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the Base Rent and all other charges payable hereunder to or on behalf of Lessor shall continue to be payable in all events and the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease. Nothing contained in this Section shall be deemed a waiver by Lessee of any rights that it may have to bring a separate action with respect to any default by Lessor hereunder or under any other agreement.
Section 5.02. No Adverse Possession. Lessee shall not suffer or permit the Premises or any part or parts thereof to be used in such manner as might reasonably tend to impair Lessor’s title to the Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession, or of implied dedication of the Premises or any portion thereof.
Section 5.03. Entry by Lessor. Lessor, the Fee Mortgagee and their authorized representatives shall have the right to enter the Premises or any portion thereof at all reasonable times upon reasonable prior written notice (except in cases of emergency, where no notice will be required) to Lessee (a) for the purpose of inspecting the same (including without limitation any environmental inspection) or, after the occurrence of an Event of Default by Lessee in completing any alterations or repairs required hereunder, for the purpose of doing any work, and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Lessor to make any such inspection or do any such work), and (b) for the purpose of showing the Premises to prospective purchasers and mortgagees and, within 9 months prior to the expiration of the Lease Term, for the purpose of showing the same to prospective lessees. No such entry shall constitute an eviction of Lessee. Lessee will not be obligated to pay any fees or costs for any inspection of the Premises by Lessor.
Section 5.04. Liens. Lessee will remove and discharge any charge, lien, security interest or encumbrance upon the Premises or upon any Base Rent or other sums payable hereunder which arises for any reason from Lessee’s acts, omissions, negligence or misconduct, including (without limitation) all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Lessee or for the Premises, but not including this Lease and any assignment hereof or any sublease permitted hereunder, or any mortgage, charge, lien, security interest or encumbrance created or caused by Lessor or its agents, employees or representatives without the consent of Lessee. Lessee may provide a bond or other security acceptable to Lessor to remove or pay all costs associated with the removal of any such lien. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance (on behalf of or for the benefit of Lessor) by any contractor, laborer, materialman or vendor, of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof.

Section 5.05. Indemnification. Lessee will defend, protect, indemnify and save harmless Lessor, its agents and employees and the Fee Mortgagee, from and against any and all liabilities, obligations, damages, losses, penalties, claims, causes of action, costs, charges and/or expenses, including reasonable attorneys’ fees and expenses, which may be imposed upon or incurred by or asserted against Lessor, its agents or employees or the Fee Mortgagee by reason of (a) any accident, injury to any person (including death) or damage to property occurring on or about the Premises from all causes whatsoever (except to the extent caused solely and directly by the gross negligence or willful misconduct of Lessor or Fee Mortgagee or any other Lessee of the Building), (b) any loss arising out of any work performed on Premises by Lessee or any agent, employee or contractor of Lessee or by any assignee or sublessee of Lessee or any agent, employee or contractor of any such assignee or sublessee, (c) any default on the part of Lessee to perform or comply with any term of this Lease, (d) any claim for the performance of labor or the furnishing of materials or other property at Lessee’s request or at the request of anyone claiming under Lessee or performed by Lessor in respect of the Premises or any part thereof, (e) any action or proceeding pertaining to the Premises to which Lessor, its agents or employees or the Fee Mortgagee is made a party or in which it becomes necessary in the judgment of Lessor to defend or uphold the validity of the interest of Lessor in the Premises as a result of Lessee’s use of the Premises and (f) any acts, omissions, or negligence of Lessee or the sublessees, contractors, agents, employees, invitees, customers, concessionaires or licensees of Lessee (“Lessee’s Representatives”) (except to the extent caused solely and directly by the gross negligence or willful misconduct of Lessor or Fee Mortgagee).
Section 5.06. Environmental Compliance.
(a) Lessor’s Representations. Lessor represents that to the best of its knowledge, that is has not used, placed or allowed the use of any Hazardous Material on the Leased Premises and has no knowledge of the presence of any Hazardous Material on the Leased Premises except as disclosed herein.
(b) Lessee’s Representations. As a material inducement for Lessor to enter into this Lease, Lessee represents and warrants that (i) except as may be permitted by applicable law, throughout the Lease Term (A) all parts of the Premises will be kept free (by Lessee, Lessee’s Representatives and others) of Hazardous Materials (as defined below) and (B) no part of the Premises will be used by Lessee, Lessee’s Representatives or others to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials and (ii) Lessee will not suffer or permit any activity in, at or from all or any part of the Premises that will cause or contribute to pollution (by petroleum or petroleum products, or otherwise) of the Premises in whole or in part or any other property. “Hazardous Materials” shall mean all materials which because of their quantity, concentration or physical, chemical or infectious characteristics may cause or pose a present or potential hazard to human health or the environment when improperly handled, treated, stored, transported, disposed of or otherwise managed. The term shall include (without limitation) all petroleum, petroleum products, explosives, radioactive materials, hazardous wastes, hazardous or toxic substances, asbestos or any other substance or material now or hereafter defined as a “hazardous” or “toxic” substance, material or product by the U.S. Environmental Protection Agency or the state in which the Premises is located under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Toxic Substances Control Act (TSCA), the Federal Water Pollution Control Act (FWPCA) or comparable state statutes and other Environmental Requirements (as defined below). Lessee shall comply fully with all Environmental Requirements. “Environmental Requirements” shall mean all applicable laws pertaining to the protection of human health and the environment, including (without limitation) employee and community right-to-know laws and all laws regarding the use, generation, storage, transportation, treatment, disposal or other handling of Hazardous Materials. The only Hazardous Materials permitted on the Premises are cleaning products and other materials in ordinary quantities which are used in the ordinary course of business and necessary for the conduct of the Permitted Uses and which Lessee uses in strict compliance with all applicable Environmental Requirements. Lessee agrees that Lessor has not ever occupied the Premises.

(c) Lessee’s Remediation. If during the Lease Term any Hazardous Materials are dumped, released, discharged, spilled or leaked onto or into the Premises by Lessee or found to be contaminating the Premises as a result of an action or inaction by Lessee, its employees, agents or contractors, (or if a party has reasonable cause to believe that such dumping, releasing, discharge, spilling or leak may have occurred or that such Hazardous Materials may be contaminating the Premises), the party will notify the other party in writing (except in cases of an emergency as described in Section 5.05 in which event the party shall have the right to take action without such notice as provided therein) as to the matter in question. In such event or at any other time as may be requested by Lessor, the parties will cooperate in having reasonable examinations, tests or investigations performed at Lessee’s expense to determine the extent of the problem and nature of appropriate corrective action (or if Lessee fails to cause such examinations or investigations to be performed after notice of the required action Lessor will have the right to perform them on Lessee’s behalf and at Lessee’s expense). If such examinations demonstrate that the Premises is contaminated by Hazardous Materials at levels requiring remedial action under applicable laws, Lessee will have 30 days (or such longer time as may be reasonably necessary under the circumstances or such lesser time as may be required by emergency conditions, by law, regulation or judicial order, or by any governmental entity, whichever is sooner) after written notice from Lessor to eliminate same and (to the extent necessary) to restore the Premises to prior condition but with new non-Hazardous Materials, failing which Lessor may either terminate this Lease on written notice to Lessee or take all action deemed desirable by Lessor to effect such elimination and (to the extent necessary) restoration. If Lessor elects the latter, upon request and as Additional Rent, and without limiting the indemnification set forth in subparagraph (c) below, Lessor will be entitled to receive from Lessee all reasonable costs and expenses in any way associated therewith, plus interest at the rate provided in Section 7.02(k) hereof. Lessee shall be responsible for the remediation of any contamination of the Property that was not caused by any other Lessee of the Property.
(d) Lessee’s Indemnity. Lessee, for itself, its successors and assigns, hereby agrees to defend, indemnify, hold harmless and reimburse Lessor, its successors and assigns, and any Fee Mortgagee from, against and for any and all damages, claims, demands, liabilities, losses, penalties and expenses (including, without limitation, any and all clean-up costs, remediation costs, court costs, reasonable attorneys’ fees and any diminution in the value of the Premises) which are in any manner caused in whole or in part by the presence of any Hazardous Materials on or about the Premises as a result of Lessee’s use and operation of the Premises or the failure of Lessee, Lessee’s Representatives, agents or contractors or the Premises to comply with any Environmental Requirements, or with respect to any occurrence or condition on or about the Premises which is caused by any condition, act or omission of Lessee, its representatives, agents or contractors, prior to the expiration of this Lease, after the term of the Lease. Claims which are the subject of this indemnification include without limitation, remedial actions, violations of law and claims for personal injury, wrongful death, property damage or natural resource damages. This indemnity shall survive the termination, expiration or forfeiture of this Lease.

ARTICLE VI
Section 6.01. Damage or Destruction of the Premises. In the event any part or all of the Premises shall at any time during the term of this Lease be damaged or destroyed, regardless of cause, Lessee shall give prompt notice to Lessor. If the holder Lessor’s mortgage, deed of trust or other lien on the Premises at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use or part of the insurance proceeds on Lessor’s interest in the Premises to the satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust, or other lien, then Lessor may elect to terminate this Lease and Lessee will assign all insurance proceeds related to Lessor’s interest in the Premises to Lessor. If not and if such damage or destruction is not total or substantial (as defined below), Lessee will repair and restore the Premises to its original condition, including buildings and all other improvements on the Premises, as soon as circumstances permit. In the event that the Premises are totally or substantially damaged or destroyed (as defined below), Lessee may (1) repair and restore the Premises or (2) assign all insurance proceeds related to Lessor’s interest in the Premises to Lessor and terminate this Lease effective as of the date of such assignment. Lessee shall hold Lessor free and harmless from any and all liability of any nature whatsoever resulting from such damage or destruction, and such repairs and restoration except in the case of the fraud, gross negligence or misconduct of Lessor. Lessee is entitled to reasonable, equitable rental abatement during or resulting from any disturbance from partial or total destruction of the Premises. If Base Rent is abated, Lessor may at its option extend the term of this Lease for a period equal to the period of rental abatement by giving written notice of the same to Lessee.
(a) As used herein, the phrase “substantially damaged or destroyed” shall mean that the restoration or repair cost as estimated by at least two (2) reputable general contractors properly licensed in the State in which the Premises are located and reasonably acceptable to and approved by Lessor, exceeds thirty-three percent (33%) of the replacement value of the improvements on the Premises immediately prior to such damage or destruction.
(b) In the event Lessee is in default or breach of the Lease at the time of the casualty, or in the event this Lease is terminated following a casualty pursuant to the terms of this Section, Lessor, as assignee and as attorney-in-fact for Lessee, shall have the right to collect the insurance proceeds on Lessor’s interest in the Premises and apply same toward Lessee’s obligations under this Lease.
(c) In the event of termination under this Section, the Lease will terminate effective on the date Lessor receives the total sum due pursuant to this Section. Upon such termination, Lessor and Lessee shall be released from all obligations and liabilities under the Lease, with the exception of those liabilities which, pursuant to the terms of the Lease, accrued prior to the termination date and survive termination or expiration of the Lease.

Section 6.02. Condemnation. In the event of the taking or conveyance of the fee of, or temporary use of, or perpetual easement upon, the whole or any part of the Premises by reason of condemnation by any public or quasi-public body (“Condemnation”), Lessor and Lessee shall represent themselves independently in seeking damages before the condemning body. Lessor shall be entitled to the entirety of the award with the exception of the following, all of which shall belong to Lessee:
(a) That portion of the award attributable to the value of Lessee’s leasehold improvements, except those improvements paid for by Lessor, made to the Premises by Lessee in accordance with this Lease;
(b) That portion of the award attributable to the value of Lessee’s Personal Property installed in the Premises in accordance with this Lease, which Lessee’s Personal Property Lessee has the right to remove from the Premises upon the expiration or termination of the Lease pursuant to the provisions of this Lease, but which are to remain in the Premises as a result of such taking;
(c) All relocation benefits separately awarded for: (i) removing Lessee’s Personal Property; (ii) damage or loss to Lessee’s business and good will and (iii) Lessee’s moving and relocation expenses;
(d) That portion of the award attributable to the unexpired portion of Lessee’s interest in the leasehold estate created by this Lease and
(e) That portion of the award attributable to a temporary Condemnation to the extent the temporary Condemnation solely affects Lessee’s leasehold interest in the Premises during the Lease term and not Lessor’s fee interest in the Premises, such as (by way of example only) the taking of a temporary construction easement which easement shall expire prior to expiration of the Lease.
Section 6.03. Termination of Lease Due to Condemnation. In the event: (i) the entirety of the Premises is acquired in Condemnation or (ii) a portion of the Premises is the subject of a Condemnation, which Condemnation will materially adversely affect the Permitted Use of the Premises as defined herein, Lessee may terminate the Lease by giving Lessor written notice of its intention to terminate the Lease within thirty (30) days following the date upon which Lessee receives written notice of the nature, extent and scope of the Condemnation or otherwise becomes aware, or reasonably should be aware, of such facts sufficient to put Lessee on notice of the full effects of the Condemnation. This Section shall not alter the method of distribution of the Condemnation award set forth above in this Section of the Lease. In the event this Lease is terminated as provided herein, the effective date of the termination shall be the date upon which fee simple interest in the Premises is deemed to have passed to the condemning authority, and Lessee shall be released from further obligations or liabilities arising under the Lease with the exception of those obligations which accrued or arose prior to the effective date of the Condemnation and those liabilities which, pursuant to the terms of the Lease, survive expiration or termination of the Lease. In the event of termination, Base Rent, Taxes, and any other items paid by Lessee under this Lease shall be prorated based upon the actual number of days in the period to be prorated. Within thirty (30) days following the termination, Lessor shall refund to Lessee any Rent and Taxes paid to Lessor in advance of the termination. Notwithstanding anything to the contrary in this Section 6.03, in the event of a condemnation of less than the entire premises that materially adversely affects the Permitted Use of the Premises, Lessee shall not have the right to terminate this Lease if Lessor restores that part of the Premises which remains to as nearly its former condition as circumstances permit within a reasonable time and if such restoration reasonably allows Lessee’s Permitted Use.

ARTICLE VII
Section 7.01. Events of Default. Lessee shall be in default under this Lease if any one or more of the following events (referred to herein as “Events of Default” or “Event of Default”) shall occur:
(a) if default shall be made in the procurement or maintenance of any insurance required under this Lease; or
(b) if default shall be made in the payment when due of any Base Rent or other financial obligations of Lessee under this Lease and such default shall continue for ten (10) days after Lessor gives Lessee written notice of such nonpayment; or
(c) [intentionally omitted]
(d) if default shall be made by Lessee in the performance of or compliance with any of the terms of this Lease other than those referred to in any of the other subparagraphs in this Section, and such default shall continue for a period of 30 days after Lessor gives Lessee written notice thereof or if such default cannot reasonably be cured within 30 days, if Lessee fails to commence cure within 30 days; or
(e) if Lessee or any guarantor of Lessee’s obligations under this Lease (each, if any, a “Guarantor”) shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition or readjustment, or similar relief for itself under any present or future federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its or of the property, or shall take any general assignment for the benefit of creditors or shall admit in writing its inability to pay debts generally as they become due; or
(f) if a petition shall be filed against Lessee or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed or unstayed for a period of 60 days, or if in connection with any such event any trustee, receiver or liquidator of Lessee or such Guarantor, or of all or any substantial part of any of its property, shall be appointed without its consent or acquiescence and such appointment shall remain unvacated or unstayed for a period of 30 days; or
(g) if Lessee shall vacate or abandon the Property; provided, however, Lessee’s vacation of the Premises will not result in an Event of Default hereunder so long as Lessee continues to pay Base Rent and any other sums due hereunder; or
(h) if this Lease or the estate of Lessee hereunder shall be transferred to or shall pass to or devolve upon any other person except in a manner expressly permitted herein.
Section 7.02. Remedies Upon Lessee’s Default.
(a) Repossession, Reletting, etc., by Lessor. At any time after any Event of Default, Lessor, without further notice except as required by applicable law and with no liability to Lessee for any action in accordance with applicable law, may repossess the Premises by any means provided by law, including (without limitation) summary or eviction proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all property from the same. At any time or from time to time thereafter, Lessor may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and for such purposes as Lessor in its discretion may determine, and may collect and receive the rents therefor. Lessor shall not be liable for any failure to collect any rent due upon any such reletting.

(b) Payment of Damages. No such expiration or sooner termination of this Lease or of Lessee’s right of possession shall relieve Lessee of its liability and obligations under this Lease, all of which shall survive any such expiration or sooner termination. In the event of any such expiration or sooner termination, Lessee will pay to Lessor the Base Rent and other sums required to be paid by Lessee up to the time of such expiration or sooner termination, and thereafter Lessee, until the end of what would have been the term of this Lease in the absence of such expiration or sooner termination, and whether or not the Premises or any part thereof shall have been relet, shall be liable to Lessor for, and shall pay to Lessor, as and for liquidated and agreed current damages for Lessee’s default, the Base Rent and other sums which would be payable thereafter under this Lease by Lessee, less the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to Section 7.02(a) during the period which would otherwise have constituted the balance of the term of this Lease, after deducting all of Lessor’s reasonable expenses in connection with such reletting, including (without limitation) all repossession costs, brokerage commissions, attorneys’ fees, expenses of employees, costs incurred in alterations to the Premises required in connection with the reletting of the Property for use by another lessee and expenses of preparation for such reletting. Lessee will pay such amounts to Lessor monthly on the days on which such Base Rent and all other sums would have been payable under this Lease, and Lessor shall be entitled to recover the same from Lessee on each such day.
(c) Lump-sum Damage Payment. At any time after such expiration or sooner termination of this Lease as provided herein or pursuant to law and good faith efforts by Lessor to relet the Premises, whether or not Lessor shall have recovered any amounts under Section 7.02(b), Lessor shall be entitled to recover from Lessee and Lessee shall pay to Lessor, on demand, as and for liquidated and agreed final damages for Lessee’s default, an amount equal to the sum of the following, as of the date of such payment by Lessee:
(i) the worth of the unpaid Base Rent and other sums due and payable which had been earned at the time of such expiration or sooner termination; plus
(ii) the worth of the unpaid Base Rent and other sums due and payable after such expiration or sooner termination and on or before the time of Lessee’s lump-sum payment pursuant hereto, after deducting from such unpaid amounts any (if any) portion thereof that Lessee proves could have been reasonably avoided; plus
(iii) the worth of the unpaid Base Rent and other sums due and payable for the balance of the Lease Term or, if termination occurs during an Extension Term, such Extension Term, after deducting from such unpaid amounts any (if any) portion thereof that Lessee proves can be reasonably avoided; plus
(iv) any other amount which is necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform Lessee’s obligations under this Lease or which would be likely to result therefrom, including (without limitation) any costs or expense incurred by Lessor: (A) in retaking possession of the Premises; (B) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new Lessee or Lessees; (C) for leasing commissions; or (D) for any other costs necessary or appropriate to relet the Premises.

The “worth” of the amounts referred to in subparagraphs (i) and (ii) of this Section is computed by accruing interest at the Default Rate on the unpaid rent and other sums due and payable from the respective due dates for such amounts until Lessee’s lump-sum payment pursuant hereto. The “worth” of the amount referred to in subparagraph (iii) of this Section is computed by discounting such amount at a rate equal to the weekly average yield 10-year U.S. Treasury Constant Maturities (as published in Federal Reserve Statistical Release H-15 [519]) on or nearest to the Friday immediately preceding the date of Lessee’s lump-sum payment pursuant hereto. After payment by Lessee to Lessor of the Lump-Sum Damage pursuant to this Lease and if Lessor thereafter relets the Premises during what would have been the remainder of the Lease Term or any applicable extension thereof, Lessor shall reimburse Lessee for rent and expenses paid to Lessor as a result of such reletting, as the same are paid to Lessor up to the amounts collected under this section (7.02(c)), it being the intent of Lessor and Lessee that Lessor not receive a “double recovery” for damages sustained by Lessor.
(d) Receiver. Lessor may have a receiver appointed for Lessee to take possession of the Premises and to apply any rent collected from the Premises and to exercise all other rights and remedies granted to Lessor.
(e) Lessee’s Equipment. At any time after the occurrence of an Event of Default, Lessor may send written notice to Lessee to remove all of Lessee’s Equipment from the Premises. If Lessee shall fail to remove Lessee’s Equipment within five (5) business days after receipt of such notice from Lessor, then Lessor may remove Lessee’s Equipment and property from the Premises and arrange for storage of Lessee’s Equipment and property at another location, all at the sole cost and expense of Lessee, and Lessee waives any and all claims against Lessor regarding the removal and storage of Lessee’s Equipment including, without limitation, the manner of removal, cost of removal, location of storage, cost of storage and damage to or missing Lessee’s Equipment.
(f) Bankruptcy or Insolvency.
(i) If Lessee shall become a debtor in a case filed under Chapter 7 or Chapter 11 of the Bankruptcy Code and Lessee or Lessee’s trustee shall fail to elect to assume this Lease within 120 days after the filing of such petition or such additional time as provided by the court, this Lease shall be deemed to have been rejected. Immediately thereupon, Lessor shall be entitled to possession of the Premises without further obligation to Lessee or Lessee’s trustee, and this Lease, upon the election of Lessor, shall terminate, but Lessor’s right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.
(ii) An assumption of this Lease shall not limit Lessor’s right to declare an Event of Default hereunder and exercise any and all remedies available to it if, at any time after such assumption, Lessee is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code.
(iii) When, pursuant to the Bankruptcy Code, Lessee’s trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Base Rent, Additional Rent and other sums payable by Lessee under this Lease.

(iv) Neither the whole nor any portion of Lessee’s interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Lessee, unless Lessor shall have consented to such transfer. No acceptance by Lessor of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Lessor nor shall it be deemed a waiver of Lessor’s right to terminate this Lease for any transfer of Lessee’s interest under this Lease without such consent.
(v) In the event of an assignment of Lessee’s interests pursuant to this Section, the right of any assignee to extend the Lease Term shall be extinguished.
(g) Limitation by Law. If any statute or rule of law governing a proceeding in which liquidated final damages provided for in Section 7.02 are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.
(h) Remedies Cumulative, Etc. Each right, power and remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing in law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies. The collection of any late payment charge or any interest at the Default Rate shall not be deemed an election of remedies or in lieu of any other remedies or damages. Lessor shall have the right to specifically enforce this Lease and to enjoin any default or prospective or anticipated default hereunder.
(i) Statutory Rights. Lessee retains any rights of notice or rights of redemption, if any, as may be required by applicable state law. However, any such notice required by law may be given by Lessor in (or, at Lessor’s option, separate from) any notice required to be given by Lessor under this Lease, and the time periods provided in this Lease and required under applicable law will not be “tacked” onto each other but will commence running from the original date of delivery of such notices.
(j) Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default (and any payment made to Lessor rather than Lessee due to the existence of an Event of Default) shall be applied to Lessee’s obligations in such order as Lessor may determine or, if prescribed by the laws of the State, in accordance with such laws subject to preservation of any rights or disputes Lessee may have with respect to the sums to which the payment is applied.
(k) No Usury. The intention of the parties being to conform strictly to the usury laws now in force, whenever any provision in this Lease provides for payment by Lessee to Lessor of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.
(l) Duty to Act Reasonably. In exercising any remedies hereunder, Lessor and Lessee must act reasonably and have a duty to mitigate their damages.

ARTICLE VIII
Section 8.01. Lessee’s Notices and Remedies. In the event Lessor fails to perform its responsibilities pursuant to this Lease, Lessee’s notice as to Lessor’s nonperformance will be sent simultaneously to Lessor and the Fee Mortgagee if information necessary to provide such notice has been provided in writing to Lessee. Lessor will be in default under this Lease if Lessor fails to cause such responsibilities to be fully performed within 30 days after written notice by Lessee to Lessor specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be remedied fully within the 30-day period, this requirement shall be satisfied if Lessor begins correction of the default within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as reasonably practicable. Lessee shall not have the right to terminate this Lease as a result of Lessor’s default. In the event of such default, Lessee shall have all remedies available under law for breach of contract, including (without limitation) the right of specific performance. In addition, Lessee may elect in its discretion to perform the required action or take corrective action reasonably required to cure the default if it pertains to the Premises, in which event Lessor shall reimburse Lessee for the reasonable out-of-pocket costs of such action, together with reasonable and necessary costs and disbursements and interest, and such amounts may be deducted from the rent thereafter to become due under this Lease, after at least 20 days’ written notice to Lessor (and the Fee Mortgagee) as to the costs so incurred.
Section 8.02. Fee Mortgagee’s Right To Cure. The Fee Mortgagee that has notified Lessee of its address in the manner provided for notices in this Lease will have the right to cure any default by Lessor. The cure period will commence on delivery of notice to such Fee Mortgagee of the default and extend for a period ending 10 days for unpaid Taxes and 30 days for any other default after the end of the time period for Lessor to cure a default. In this connection, any representative of the Fee Mortgagee shall have the right to enter upon the Premises for the purpose of curing Lessor’s default.
ARTICLE IX
Section 9.01. Subordination and Nondisturbance. Lessor shall have the right to subordinate this Lease and all rights of Lessee under this Lease to any advances made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, correlations, replacements and extensions of, and substitutions for, the Fee Mortgage, provided that the Fee Mortgagee, as a condition thereto, shall execute and deliver to Lessee a nondisturbance and attornment agreement in form and substance approved by the Fee Mortgagee and reasonably acceptable to Lessee which provides in substance that (a) if Lessor defaults under its mortgage, the Fee Mortgagee will not disturb the occupancy of Lessee and this Lease shall remain in full force and effect in accordance with its terms, provided that no Event of Default has occurred and is continuing (in the event of any such Event of Default, the Fee Mortgagee shall have such rights and remedies with respect to such default as are provided herein) and (b) Lessee shall, at the Fee Mortgagee’s option, attorn to such Fee Mortgagee and the Lease shall continue as a direct lease between such Fee Mortgagee and Lessee. The provisions of this Section shall be self-operative. Lessee shall also provide to the Fee Mortgagee any and all other assurances or instruments the Fee Mortgagee may reasonably request to evidence and confirm such provisions. All such agreements shall be in form suitable for recording.
Section 9.02. Attornment. At any time prior to the expiration of the Lease Term, Lessee agrees, at the election and upon demand of any owner of the Premises, or of the Fee Mortgagee, to attorn, from time to time, to any such owner or holder, upon the then executed terms and conditions of this Lease, for the remainder of the term originally demised in this Lease and for any renewal term, provided that such owner or holder, as the case may be, shall then be entitled to possession of the Premises subject to the provisions of this Lease. However, Lessee’s right to quiet possession of the Premises during the Lease Term shall not be disturbed if Lessee pays all sums due under this Lease and performs all of Lessee’s obligations under this Lease and is not otherwise in default beyond all applicable notice and cure period provided herein. Lessee, however, upon demand of any such owner or holder agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, satisfactory to any such owner or holder acknowledging such attornment and setting forth the terms and conditions of its tenancy.

Section 9.03. Limitations on Lessee. Lessee agrees that, if requested by Lessor or the Fee Mortgagee, Lessee shall enter into an agreement with the Fee Mortgagee whereby Lessee shall agree for the benefit of such Fee Mortgagee that Lessee will not, without in each case the prior written consent of such Fee Mortgagee, (a) amend, modify, cancel or surrender the term of this Lease except as expressly permitted by the provisions of this Lease, or enter into any agreement with Lessor so to do or (b) pay any installment of Base Rent more than one month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.
Section 9.04. No Merger of Fee and Leasehold Estates. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm or corporation or other entity may acquire or own such estates directly or indirectly; and no such merger shall occur until all persons, firms, corporations and other entitled, including the Fee Mortgagee, having any interest in this Lease and the leasehold estate created hereby and the fee estate in the Premises or any party thereof shall join in a written instrument effecting such merger and shall duly record it.
ARTICLE X
Section 10.01. Estoppel Certificate. Upon request, either party will, without charge, execute, acknowledge and deliver to the other party, within 15 business days after request therefor, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (b) the date, if any, to which the Base Rent has been paid, (c) whether or not there are, to the knowledge of the party, then existing any defaults under this Lease (if so, specifying the same) and (d) such other matters as may be reasonably required. Any such certificate may be relied upon as to the facts stated therein by any actual or prospective mortgagee or purchaser of the Premises from Lessor or any actual or prospective sublessee or assignee of Lessee’s interest in this Lease in connection with one of the transactions permitted or approved under Article IV.
(a) Financial Information. If at any time during the Lease Term Lessee is not a publicly traded corporation or its financial information is not available through the Securities and Exchange Commission (“SEC”), Lessee will provide Lessor with annual financial statements of Lessee and its consolidated subsidiaries as of the end of such year prepared by independent certified public accountants of recognized national standing selected by Lessee, and, upon request of Lessor not more than once annually, within 90 days after the end of each fiscal quarter of Lessee a balance sheet of Lessee and its consolidated subsidiaries as of the end of such quarter and statements of profits and losses of Lessee and its consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified by an officer of Lessee, all of the foregoing financial statements being prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise indicated in such statements. Lessee warrants and represents that the public reports and filings of National American University Holdings, Inc. (ticker symbol “NAUH”) provided through the SEC (including without limitations, all 8-k, 10-k and 10-Q reports pursuant to Section 13(a) of the Securities Act of 1934, as amended) include and accurately reflect the financial status and holdings of Lessee.

ARTICLE XI
Section 11.01. Required Insurance Coverage. During the Lease Term, Lessee shall, at Lessee’s sole cost and expense, secure and keep the following insurance (the “Insurance Requirements”) in full force and effect:
(a) Commercial general liability insurance for the benefit of Lessor, Lessee and the Fee Mortgagee, fully protecting Lessor, Lessee and the Fee Mortgagee in respect of personal injuries and death to persons and property damage, with a combined single limit of not less than $5,000,000 for personal injuries and death to persons and property damage. In the event Lessee maintains blanket liability coverage, the total limits of liability required hereunder must be available to the Premises.
(b) Flood (if the Premises is located in whole or in part within any flood plain area as designated by any department or agency of the United States Government having jurisdiction) and such other hazards and in such amounts as may be customary for comparable properties in the area, provided the same is available at rates which are economically practical in relation to the risks covered, as determined by Lessee and reasonably approved by Lessor. Such flood insurance shall include business interruption coverage for Lessor, if reasonably available.
(c) Workers’ compensation insurance coverage for all persons employed by Lessee on the Premises with statutory limits and otherwise with limits of and provisions in accordance with the requirements of applicable local, state and federal law.
(d) CASUALTY. Lessee, at its sole cost and expense, shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the entire building in which the leased premises is located in an amount equal to the full replacement value thereof as such value may exist from time to time, and in no event less than the total amount required by any lender having a lien on the Premises as provided in writing to Lessee by Lessor, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, terrorism, flood (in the event same is required by any lender having such a lien), and special extended perils (“all risk”, as such term is used in the insurance industry). Such insurance shall provide for payment of loss thereunder to Lessor or to any lenders having liens on the Premises. Such casualty insurance policy shall also include business interruption coverage for Lessor.
(e) PERSONAL PROPERTY. Lessee shall, at its sole cost and expense, also obtain and keep in force during the term of this Lease, a policy or policies of insurance covering full replacement value for loss or damage to its personal property, fixtures, equipment and improvements on or in the Premises.
(f) FAILURE TO INSURE. If Lessee fails to procure and maintain any insurance required under this Lease, Lessor may procure and maintain the same, but at the sole cost and expense of Lessee, which cost, together with interest thereon as provided in Section 1.05(d), shall become additional rental hereunder due with the next installment of Base Rent.

Section 11.02. Compliance With Insurance Requirements. Neither Lessee nor Lessor shall violate or permit to be violated any of the conditions or provisions of any of the insurance policies, and Lessee shall so perform and satisfy the requirements of the companies writing such policies. Lessee further agrees to reasonably cooperate with Lessor as and when requested to comply with loss prevention programs.
Section 11.03. Policy Provisions. All insurance policies maintained by Lessee pursuant to this Lease shall name Lessee as insured, and, as applicable, Lessor and the Fee Mortgagee as additional insureds and shall provide (a) that losses shall be payable notwithstanding any act or negligence of Lessee and (b) that no cancellation, nonrenewal, or material alteration in the terms and conditions of coverage thereof shall be effective until at least 30 days after written notice thereof delivered by certified mail, return-receipt requested, is given to Lessor and to the Fee Mortgagee.
Section 11.04. Companies and Form of Policies. All policies of insurance procured by Lessee shall be issued by insurance companies licensed to do business in the State in which the Premises are located and authorized to issue such policy or policies. All policies shall be in a form and with companies reasonably acceptable to Lessor and may be part of blanket coverage relating to various properties operated by Lessee.
Section 11.05. Certificates of Coverage. Upon the execution of this Lease, Lessee shall deliver to Lessor and to the Fee Mortgagee a certificate of insurance coverage as to the policies required by this Lease evidencing compliance with the terms of this Lease and bearing evidence of payment of all premiums therefor. Thereafter, as to policy renewals, Lessee will provide Lessor and the Fee Mortgagee with certificates or assurances of continued coverage within 15 days prior to expiration of such policies.
Section 11.06. Procurement by Lessor. If premiums on any insurance policy shall not be paid or if the memoranda of policies or certificates or evidence of payment of the premiums thereon shall not be so delivered to Lessor as required herein, or if Lessor learns of any cancellation of any policy required hereunder, Lessor may procure and/or pay for any such insurance for Lessor’s benefit only and not for the benefit of Lessee, with notice to Lessee. The amount so paid by Lessor with interest thereon from the date of payment shall become due and payable by Lessee as additional rent with the next or any subsequent installment of Base Rent which shall become due after such payment by Lessor; it being expressly covenanted that payment by Lessor of any such premium shall not be deemed to waive or release the default in the payment thereof by Lessee, or the right of Lessor to take such action as may be permissible hereunder as in the case of default in the payment of Base Rent. Notwithstanding the foregoing, Lessor acknowledges and agrees that the negotiation of renewal policies may continue to the date of expiration. As such, Lessor agrees not to procure additional insurance if Lessee has assured Lessor that a renewal policy will be issued on or before the expiration date of the then current policy.
Section 11.07. Waiver of Subrogation. The party carrying insurance and suffering any loss covered by that insurance releases the other party from all such covered claims with respect to that loss, including claims with respect to the negligence of the other party. Lessor and Lessee agree that their respective insurance companies shall have no right of subrogation against the other on account of any such loss except as otherwise specifically provided herein.
ARTICLE XII
Section 12.01. Lessor’s Reversionary Interest; Surrender of Premises. Upon expiration or termination of this Lease, Lessor shall, at no charge to Lessor, become the owner of, and have the reversionary interest in, all of the Improvements. Lessee shall surrender the Premises to Lessor in good repair, operating condition, working order and appearance, subject to reasonable wear and tear and (to the extent provided herein for termination after casualty) damage by fire and other casualty. All repairs for which Lessee is responsible will be completed to the latest practical date prior to such surrender. Lessee shall promptly remove all of its own signs, inventory, personal property, and equipment that remain the property of Lessee and will restore any physical damage caused by such removal.

Section 12.02. Delivery of Rents and Records. Upon surrendering the Premises to Lessor, Lessee will pay to Lessor all deposits or other security and all prepaid rents received from sublessees and other occupants whose tenancies may continue beyond the last day of the Lease Term or the sooner termination thereof and will deliver to Lessor all original subleases and modifications thereof, lease files, plans, records, registers and all other papers and documents which may be required for the proper operation and management of the Premises and are then in Lessee’s possession or under its control. Lessee shall have access to any records, papers and documents so delivered to such extent and at such times as the same may be reasonably required after the last day of the term of this Lease Term or such sooner termination thereof. Nothing herein shall require Lessor to recognize any such existing sublease as continuing in effect after such last day or sooner termination. The provisions of this Section shall survive the expiration or sooner termination of this Lease.
Section 12.03. Acceptance of Surrender. No surrender to Lessor of this Lease or of the Premises or any part thereof, or of any interest therein, prior to the expiration of the Lease Term, shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.
Section 12.04. Holding Over. If Lessee remains in possession of the Premises or any part thereof after the expiration or sooner termination of the term of this Lease (or any renewal term hereof) without the execution of a new lease, such holding over, in the absence of a written agreement to the contrary, shall be deemed, if Lessor so elects, to have created a tenancy from month-to-month terminable on thirty (30) days’ notice by either party to the other. Such month-to-month tenancy will be at a monthly rental equal to 125% of the sum of the monthly installment of Base Rent payable during the last year of the Lease Term, and Lessee will otherwise continue to pay additional rent as provided in this Lease and perform its other obligations hereunder.
ARTICLE XIII
Section 13.01. Definition of “Lessor”. The term “Lessor,” as used in this Lease so far as covenants or obligations on the part of Lessor are concerned, shall be limited to mean and include only the owner or owners of the Premises or holder of the Fee Mortgage in possession at the time in question of the Premises. In the event of any transfer or transfers of the title of the Premises, Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of its liabilities accruing from and after the date of such transfer and conveyance of all liability as respects the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed if the assignee or transferee has accepted and agreed to be bound by all of the terms of this Lease.
Section 13.02. Exculpation of Lessor. Notwithstanding anything contained in the preceding paragraph or in any other provision hereof, Lessee shall look solely to the estate and interest of Lessor, its successors and assigns in the Premises (and any condemnation, insurance or other proceeds thereof) for the collection of any judgment recovered against Lessor based upon the breach by Lessor of any of the terms, conditions or covenants of this Lease on the part of Lessor to be performed, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedures for the satisfaction of Lessee’s remedies under or with respect to either this Lease, the relationship of Lessor and Lessee hereunder or Lessee’s use and occupancy of the Premises. The foregoing limitation shall not apply in the event that Lessor transfers or otherwise surrenders its interest in the Property and the applicable claim arises prior to such transfer.

ARTICLE XIV
Section 14.01. No Waiver, etc., by Parties. No failure by a party to insist upon the strict performance of any term of this Lease or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent by Lessor during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.
Section 14.02. Notices, etc. All notices and demands which are required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands shall be sent by United States Mail, certified or registered mail, return-receipt requested, or by recognized overnight courier service (such as Federal Express), or by facsimile or other telecommunication device capable of transmitting and creating a written record. Notices shall be effective on the latter of two (2) business days following the date they are deposited in the United States Mail or the date of delivery on the return receipt, one business day after delivery to an overnight courier and on the day they are telefaxed (if a confirmation report results). Unless a party designates another address for notices (by notice given pursuant to this Section, notices shall be sent to the following address:

If to Lessor:	Rushmore Cedar L.L.C.
c/o Mike Frantz
1443 Woodhill Drive
Northbrook, IL 60062

With copies to:
Rushmore Cedar L.L.C.
ATTN: Kyle Galloway
McGladrey & Pullen, LLP
125 S. Dubuque Street, Suite 400
Iowa City, IA 52240

If to Lessee:	Dlorah, Inc., d/b/a National American University
ATTN: Business Office
5301 S. Highway 16, Suite 200
Rapid City, SD 57701

With copies to:
National American University
ATTN: General Counsel
5301 S. Highway 16, Suite 200
Rapid City, SD 57701
Any notices to be provided to the Fee Mortgagee shall be to such address as shall be provided to the parties in writing by the Fee Mortgagee.
Section 14.03. Severability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Lessor shall not discharge or relieve Lessee from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be determined by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Lease, or the application of the term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law unless such determination shall effectively terminate the ability of Lessee to utilize the Premises for its intended purpose.

Section 14.04. Headings. The headings to the various Sections of this Lease have been inserted for convenience of reference only and shall not limit or otherwise affect the meaning thereof.
Section 14.05. Relationship of Parties; Disclaimer. The relationship of the parties to this Lease is Lessor and Lessee. Lessor is not a partner, joint venturer, joint employer, principal or agent of or with or a lender to Lessee in any respect or for any purpose in the conduct of Lessee’s business or otherwise. No provision of this Lease or previous (or subsequent) conduct or activities of Lessee or Lessor will be construed:
(a) as making either party a partner, joint venturer, joint employer, principal or agent of or with each other or
(b) as making Lessee or Lessor responsible for payment or reimbursement of any costs incurred by each other (except as may be expressly set forth herein or as expressly set forth in other written agreements executed by the parties).
Section 14.06. Operating Lease. This Lease is specifically intended by the parties to be a true lease. Lessor holds fee simple absolute title to the Premises, and such title was not acquired or intended to be held as any type of mortgage or security interest. This Lease is intended by Lessor and Lessee to be an operating lease under generally accepted accounting principles.
Section 14.07. Joint Obligation. If there be more than one Lessee or assignee of Lessee, the obligations imposed upon Lessee hereunder shall be joint and several.
Section 14.08. Prior Agreements. This Lease (including attached Exhibits) is the entire, final and complete agreement of the parties only with respect to the specific matters set forth in this Lease and supersedes and replaces all written and oral agreements previously or contemporaneously made or existing by and between the parties or their representatives with respect to such specific matters.
Section 14.09. Recording. This Lease shall not be recorded, but, upon the request of either party, the parties shall execute and acknowledge a memorandum of this Lease in recordable form which may be recorded by Lessor or Lessee.
Section 14.10. Authorization of Lease. Each of Lessee and Lessor hereby covenants and warrants to the other that (a) it is duly qualified to do business in the state in which the Premises is located, (b) it has full right and authority to enter into this Lease and to perform all of its obligations hereunder and (c) each person (and all of the persons if more than one signs) signing this on its behalf is duly and validly authorized to do so.
Section 14.11. Applicable Law. This Lease shall be governed by and construed and enforced in accordance with the laws of the State in which the Land is located. Lessor and Lessee represent and warrant that this Lease is valid and enforceable under the laws of South Dakota.
Section 14.12. Time of Performance. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

Section 14.13. Waiver of Jury Trial. LESSOR AND LESSEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG LESSEE OR LESSOR RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS LEASE OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LESSOR AND LESSEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS LEASE OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS LEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 14.14. Attorneys’ Fees. In the event of any action or proceeding by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys’ fees.
Section 14.15. Amendments. Neither this Lease nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought.
Section 14.16. Successors and Assigns. This Lease shall bind and inure to the benefit of Lessor and its successors and assigns and Lessee and its successors and, without limiting Article IV hereof, its assigns. Any assignment of this Lease by Lessor shall not terminate such Lessor’s rights under the environmental and other indemnities provided by Lessee in this Lease unless specifically agreed to by Lessor in writing. In furtherance of any proposed assignment by Lessor, Lessor may share with the proposed assignee Lessee’s financial information and Property information, provided such proposed assignee is directed to treat such information confidentially (Lessor hereby agreeing to be responsible for any failure of any such proposed assignee to so treat any such information).
Section 14.17. Brokers. Lessor and Lessee warrant that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and each knows of no real estate broker or agent who is entitled to a commission in connection with this Lease. Lessee shall defend and indemnify Lessor against all claims for any broker’s or agent’s fees, commissions and expenses, except to the extent Lessor has agreed to pay the same in writing. Lessor is not responsible for any real estate brokerage fees.
Section 14.18. Construction. Each party to this Lease has had the opportunity to consult with its legal counsel, and this Lease shall not be construed against either party. All pronouns or any variation thereof in this Lease shall be deemed to refer to masculine, feminine, neuter, singular or plural as the identity of the person or persons may require. All of the provisions of this Lease shall be deemed and construed to be “conditions” as well as “covenants” as though the words specifically expressing or importing covenants and conditions be used in each separate provision hereof.

Section 14.19. Execution in Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
Section 14.20. Exhibits and Riders. All Exhibits, schedules, plats, riders and addenda, if any, and other attachments to this Lease are a part hereof.
Section 14.21. Miscellaneous Provisions.
(a) This Lease is conditioned upon Lessor obtaining approval of this Lease from Lessor’s Lender. In the event that Lessor does not obtain approval of this Lease from Lessor’s Lender and notify Lessee in writing of such approval within sixty days of the date of execution, this Lease shall be null and void.
(b) This Lease is further conditioned upon Lessee obtaining the necessary zoning approvals to operate a university campus, including academic, administrative, and other associated activities. In the event that such approvals are not obtained within a reasonable time, Lessee may, at its option, terminate this Lease with thirty (30) days’ written notice to Lessor.
(c) This Lease is further conditioned upon Lessor’s approval of Lessee’s proposed plans to construct a campus facility in the current warehouse located in the Premises, remodel and renovate the offices within the Premises previously occupied by I.G.T. and construct additional parking spaces on the Premises, as further described in Section 2.03 above. In the event that such consent is not obtained within a reasonable time, Lessee may, at its option, terminate this Lease with thirty (30) days’ written notice to Lessor.
(d) Upon the Commencement Date of this Lease, any and all previous leasing agreements between Lessor and Lessee, including that certain lease dated September 29, 2006 as amended will terminate effective on the Commencement Date of this Lease. The Lessor and Lessee are responsible and obligated under the terms of the previous leasing agreement through the Commencement Date of this Lease. In the event that this Lease is not effective or is terminated under a contingency provided for herein, the leasing agreements between Lessor and Lessee in effect at time of execution of this Lease by Lessor and Lessee shall remain in effect.
(e) Lessor shall not be permitted to subdivide the Premises until such time as this Lease is terminated or expires.
(f) Lessee shall have the right to manage the Premises during the Lease Term until such time as this Lease is terminated or expires.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

LESSOR: RUSHMORE CEDAR L.L.C., an Iowa limited liability company
By:	/s/ Don L. Stalkfleet
Print: Don L. Stalkfleet
Its: Managing Member
Date: September 9, 2011

LESSEE: DLORAH, INC., d/b/a NATIONAL AMERICAN UNIVERSITY, a South Dakota corporation
By:	/s/ Ronald Shape
Dr. Ronald Shape
Chief Executive Officer
Date: August 5, 2011